                                   EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE


                                                        Three Months Ended
                                                           September 30,
                                                   --------------------------
                                                        1995          1994
                                                   -----------   ------------
PRIMARY:
Weighted average shares outstanding                 19,450,726    17,832,348

Net effect of dilutive stock warrants based
 on the Treasury Stock method using average
 market price                                           29,024       82,971

Net effect of dilutive stock options based on
 the Treasury Stock method using average
 market price                                          286,277      294,162
                                                   -----------  -----------
                                                    19,766,027   18,209,481
                                                   ===========  ===========
FULLY DILUTED:
Weighted average shares outstanding                 19,450,726   17,832,348

Net effect of dilutive stock warrants based on
 the Treasury Stock method using end of period
 market price                                           31,024       84,614

Net effect of dilutive stock options based on
 the Treasury Stock method using end of period
 market price                                          298,476      299,741
                                                   -----------  -----------
                                                    19,780,226   18,216,703
                                                  ============  ===========

                                                    (thousands of dollars
                                                    except per share data)
Net income                                        $      3,659  $     5,018
                                                  ============  ===========
Per share amount--Primary                         $       0.19  $      0.28
                                                  ============  ===========
Per share amount--Fully diluted                   $       0.19  $      0.28
                                                  ============  ===========

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                                      11